CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 8, 2014

Date of Report

(Date of Earliest Event Reported)

CIAO GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-166057	27-1897718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8390 LBJ Freeway, 10th Floor, Dallas, Texas 75243

(Address of principal executive offices (zip code))

(347) 560-5040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 8.01 OTHER EVENTS

On April 21, 2014, Specialty Contractors, Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with the majority shareholders of Ciao Telecom, Inc., a Nevada corporation (“Ciao”), whereby the Company acquired 97.8% of the issued and outstanding shares of Ciao in exchange for the issuance of 119,999,998 shares of the Company’s common stock, in restricted form.

Ciao owns and operates a telecommunications company located in Dallas, Texas. As a result of the Agreement, the Company sells mobile devices, mobile service plans, virtual PBX systems, calling cards, IPTV and other wholesale and reseller telecommunications products and services. As a result of the Agreement, Eugenio Santos, CEO and chairman of the Board of CIAO, was appointed an officer and director of the Company. Michael Goode, its director and CEO, and Charles Smith, its CFO, subsequently resigned.

Also as a result of the Agreement, the Company increased its authorized capital and changed its name to CIAO Group, Inc., all as previously reported on Forms 8-K filed by the Company.

Update on Form 8-K filing with Updated Financial Information

The Company, under U.S. Securities & Exchange Commission rules, was required to file within 71 days a report an amended report to the originally filed Form 8-K as filed on April 25, 2014, disclosing, among other things, financial information for its operations for the previous two years.

Since the time of the merger, the Company has been working with its Brazilian and United States accountants to prepare the financial information required in order that the audits may be completed. During the process of working with its accountants, the Company encountered such significant hurdles such as:

  Prior financial statements were prepared under IFRS standards and have to be re-audited under GAAP and PCAOB standards.
  The Company’s largest subsidiary is in Brazil, all the documents are in Portuguese and many of them had to be translated for the lead U.S. auditor which has a tedious and time consuming process.
  The original auditors in Brazil, although PCAOB registered, were not able to complete the full audit and our U.S. based auditor has had to spend considerable time visiting Brazil and becoming familiar with the new operations of the Company.

The Company has been working diligently with its accountants and auditors to complete the financial reporting and the audit. Management believes that the audit and review work necessary to file the amended Form 8-K and the Form 10-Q’s for the quarters ended June 30, 2014 and September 30, 2014 should be completed in January 2015. Upon filing these reports, the Company will become current in its SEC filings and compliant with its financial reporting obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CIAO GROUP, INC.

/s/ Eugenio Santos

Eugenio Santos
Chief Executive Officer

Dated:  December 8, 2014

2